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                                  EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (No. 33- 57610, No. 33-59050, No. 33-78094, No. 33-89828 and No. 333-09383) of Trident
Microsystems, Inc. of our report dated July 24, 1996, appearing on page 26 of this Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules which appears on page 40 of this Form 10-K.




Price Waterhouse LLP
San Jose, California
September 24, 1996





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